TETRA TECHNOLOGIES, INC. ANNOUNCES $190 MILLION 6-YEAR FUNDED TERM LOAN
TO REFINANCE MATURING DEBT AND A $75 MILLION DELAYED DRAW TERM LOAN
TO PROVIDE CAPITAL FOR THE PLANNED BROMINE PROCESSING PROJECT

THE WOODLANDS, Texas, January 15, 2024 / PR Newswire / - TETRA Technologies, Inc. (“TETRA” or the “Company”) (NYSE:TTI) announced that it has entered into a definitive agreement with Silver Point Finance ("Silver Point" or “SPF”) for a $265 million credit facility with a maturity of January 2030, consisting of a $190 million funded term loan and a $75 million delayed-draw term loan that will refinance TETRA’s existing term loan of $163 million and provide capital to advance TETRA’s Arkansas bromine processing project. Pricing on the new credit facility is SOFR (Secured Overnight Financing Rate) +575 basis points, which is 50 basis points below TETRA’s existing term loan, reflecting TETRA’s strong financial position. The new credit facility closed and funded on January 12, 2024. TETRA used the proceeds to repay in full the $163 million balance of its prior credit facility, that was due September 2025, with approximately $15 million of additional cash added to the balance sheet, net of transaction expenses.

TETRA anticipates that between its existing liquidity, which is estimated at $142 million as of January 12, 2024, and free cash flow that is expected to be generated from its existing base business in 2024 and 2025, plus the $75 million delayed draw term loan, that it has the required capital for the proposed Arkansas bromine processing project.
"We are very pleased to partner with Silver Point to refinance our existing debt. Sourcing debt at more cost-effective rates than our previous term loan and extending the maturity to January 2030 reflects TETRA’s strong financial position and highly favorable prospects. Silver Point is providing the remaining capital we require to fund the bromine processing project with the $75 million delayed draw feature that TETRA can draw upon as we construct our bromine processing facility” said Brady Murphy, President and Chief Executive Officer of TETRA.

Anthony DiNello, Head of Silver Point Finance, added, "We are pleased to partner with TETRA with its strong energy and industrial services and products business and to support the Company as it pursues its bromine expansion initiatives to support their base business and growing low carbon business. We believe TETRA’s performance is a testament to the strength of its product and service offerings, customer relationships and execution capabilities."
Stifel, Nicolaus & Company, Incorporated served as sole placement agent and financial advisor to the Company.
Investor Contact

For further information, please contact Elijio Serrano, CFO, TETRA Technologies, Inc. at (281) 367-1983 or via email at eserrano@tetratec.com.

TETRA Overview

TETRA Technologies, Inc. is an energy services and solutions company operating on six continents with a focus on bromine-based completion fluids, calcium chloride, water management solutions, frac flowback, and production well testing services. Calcium chloride is used in the oil and gas, industrial, agricultural, road, food, and beverage markets. TETRA is evolving its business model by expanding into the low carbon energy markets with its chemistry expertise, key mineral acreage, and global infrastructure. Low carbon energy initiatives include commercialization of TETRA PureFlow®, an ultra-pure zinc bromide clear brine fluid for stationary batteries and energy storage; advancing an innovative carbon capture utilization and storage technology with CarbonFree to capture CO2 and mineralize emissions to make commercial, carbon-negative chemicals; and development of TETRA's lithium and bromine mineral acreage to meet the growing demand for oil and gas products and energy storage. Visit the Company's website at www.tetratec.com for more information.

Silver Point Overview
For over 20 years, Silver Point Finance has been an active participant in the direct lending market, providing customized financing solutions to middle-market companies across a broad range of industries. SPF’s transactions support acquisitions, refinancings, bridge loans, growth capital, balance sheet restructurings and leveraged recapitalizations. Along with its affiliates, SPF manages approximately $12 billion in investible capital and, in 2023, agented or arranged approximately $6.2 billion in credit facilities. Silver Point Finance is the direct lending business of Silver Point Capital, L.P., a leader in global credit investing that oversees the management of more than $25 billion in investible capital. For more information, please visit www.silverpointfinance.com.

Cautionary Statement Regarding Forward Looking Statements
This news release includes certain statements that are deemed to be forward-looking statements. Generally, the use of words such as “may,” “see,” “expectation,” “expect,” “intend,” “estimate,” “projects,” “anticipate,” “believe,” “assume,” “could,” “should,” “plans,” “targets” or similar expressions that convey the uncertainty of future events, activities, expectations or outcomes identify forward-looking statements that the Company intends to be included within the safe harbor protections provided by the federal securities laws. These forward-looking statements include statements concerning the terms and conditions of the credit facility and delayed-draw term loan, the potential cost of capital, the interest rate associated with the credit facility, the length of time the credit facility may remain outstanding, and the potential use of proceeds of amounts borrowed including statements that the credit facility will provide additional opportunities in the development of our Arkansas bromine project. We cannot assure you that future developments affecting us will be those that we have anticipated. Important risks and uncertainties that could cause actual results to differ materially from our expectations include, among others, risks and uncertainties relating to the aggregate overall level of indebtedness that we incur and the terms and conditions of any changes in our debt financing; risks and uncertainties concerning the use of proceeds or the allocation and uses of capital; risks and uncertainties related to fluctuations in interest SOFR-based rates; risks and uncertainties concerning whether the financial performance of the Company meets expectations; and with respect to our Arkansas bromine project development activities, including measured, indicated and inferred mineral resources of lithium and bromine, risks and uncertainties about the potential extraction of lithium and bromine from our Arkansas Evergreen Brine Unit, the economic viability thereof, the demand for such resources, the timing and costs of such activities, and the expected revenues and profits from such activities.

Therefore, you are cautioned not to assume that all or any part of a mineral resource exists, that it can be economically or legally commercialized, or that it will ever be upgraded to a higher category. These forward-looking statements are based on certain assumptions and analyses made by the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future performances or results and that actual results or developments may differ materially from those projected in the forward-looking statements. Some of the factors that could affect actual results are described in the section titled “Risk Factors” contained in the Company's Annual Reports on Form 10-K, as well as other risks identified from time to time in its reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. Investors should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and the Company undertakes no obligation to update or revise any forward-looking statements, except as may be required by law.